Exhibit 99.1

UNIVERSAL HEALTH REALTY INCOME TRUST	Universal Corporate Center
367 S. Gulph Road
P.O. Box 61558
King of Prussia, PA 19406
(610) 265-0688

FOR IMMEDIATE RELEASE

CONTACT:	Cheryl K. Ramagano	July 24, 2006
Vice President & Treasurer
(610) 768-3300

UNIVERSAL HEALTH REALTY INCOME TRUST

REPORTS SECOND QUARTER EARNINGS

KING OF PRUSSIA, PA- Universal Health Realty Income Trust (NYSE:UHT) announced today that for the quarter ended June 30, 2006, net income was $6.9 million, or $.58 per diluted share, as compared to $6.2 million, or $.52 per diluted share, for the same quarter in the prior year. Favorably impacting net income during the second quarter of 2006 is the recognition of a previously deferred gain of $1.9 million, or $.16 per diluted share, resulting from the sale of our interest in an unconsolidated limited liability company (“LLC”) during the fourth quarter of 2005. Favorably impacting net income during the second quarter of 2005 was a gain of $1.2 million, or $.10 per diluted share, related to the recovery of replacement costs of real estate assets at Wellington Regional Medical Center (“Wellington”) that were damaged by hurricanes Frances and Jeanne during 2004.

Funds from operations (“FFO”) were $7.4 million and FFO per diluted share were $.63 during each of the three months ended June 30, 2006 and June 30, 2005. The second quarter dividend of $.565 per share was paid on June 30, 2006.

For the six month period ended June 30, 2006, net income was $11.8 million, or $1.00 per diluted share, as compared to $13.8 million, or $1.16 per diluted share, during the prior year six month period. Included in net income during the six month period ended June 30, 2006 is the recognition of a previously deferred gain of $1.9 million, or $.16 per diluted share, as mentioned above. Included in net income during the six month period ended June 30, 2005 was a gain of $1.0 million, or $.09 per diluted share, resulting from the sale of real property by an unconsolidated LLC and a gain of $2.7 million, or $.23 per diluted share, related to the recovery of replacement costs of real estate assets at Wellington. FFO were $14.8 million, or $1.24 per diluted share, during the six month period ended June 30, 2006 as compared to $14.6 million, or $1.24 per diluted share, during the prior year six month period.

At June 30, 2006, our shareholders’ equity was $154.4 million and our liabilities for borrowed funds were $39.5 million, including mortgage debt of consolidated entities, which is non-recourse to us, totaling $25.2 million.

On July 21, 2006, we completed the previously disclosed transfer of the real property assets and all rights attendant thereto (including insurance proceeds) of Chalmette Medical Center (“Chalmette”) to Universal Health Services, Inc. (“UHS”) in exchange and substitution for newly constructed real property assets (“Capital Additions”) owned by UHS at Wellington, The Bridgeway (“Bridgeway”) and Southwest Healthcare System-Inland Valley Campus (“Inland Valley”). Also on July 21, 2006, upon the completion of the Chalmette exchange and substitution agreement, we entered into amended and restated leases with each of the individual lessees to reflect the rents payable on the respective Capital Additions at Wellington, Bridgeway and Inland Valley.

Universal Health Realty Income Trust, a real estate investment trust, invests in healthcare and human service related facilities including acute care hospitals, behavioral healthcare facilities, rehabilitation hospitals, sub-acute care facilities, surgery centers, childcare centers and medical office buildings. We have forty-three real estate investments in fifteen states.

Funds from operations, is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, we believe that information regarding FFO is helpful to shareholders and potential investors. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we interpret the definition. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income determined in accordance with GAAP. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income determined in accordance with GAAP. In addition, FFO should not be used as: (i) an indication of our financial performance determined in accordance with GAAP; (ii) as an alternative to cash flow from operating activities determined in accordance with GAAP; (iii) as a measure of our liquidity; (iv) nor is FFO an indicator of funds available for our cash needs, including our ability to make cash distributions to shareholders. A reconciliation of our reported net income to FFO is shown below.

The matters discussed in this report, as well as the news releases issued from time to time by us, include certain statements containing the words “believes”, “anticipates”, “intends”, “expects” and words of similar import, which constitute “forward-looking statements” within the meaning of Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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Universal Health Realty Income Trust

Consolidated Statements of Income

For the Three and Six Months Ended June 30, 2006 and 2005

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Revenues:
Base rental - UHS facilities	$3,094	$3,247	$6,186	$6,404
Base rental - Non-related parties	3,101	3,038	6,168	6,049
Bonus rental - UHS facilities	1,104	1,119	2,255	2,342
Tenant reimbursements and other - Non-related parties	935	833	1,881	1,807
Tenant reimbursements and other - UHS facilities	94	108	197	234

	8,328	8,345	16,687	16,836

Expenses:
Depreciation and amortization	1,423	1,466	2,839	2,874
Advisory fees to UHS	355	353	702	708
Other operating expenses	1,619	1,548	3,317	3,122

	3,397	3,367	6,858	6,704

Income before equity in unconsolidated limited liability companies (“LLCs”), property damage recovered from UHS and interest expense	4,931	4,978	9,829	10,132

Equity in income of unconsolidated LLCs (including recognition of previously deferred gain of $1,860 on sale of our interest in an unconsolidated LLC for the three and six months ended June 30, 2006 and a gain on sale of real property of $1,043 during the six month period ended June 30, 2005)	2,540	815	3,265	2,796

Property damage recovered from UHS - Wellington	—	1,213	—	2,741

Interest expense, net	(579)	(801)	(1,254)	(1,884)

Net income	$6,892	$6,205	$11,840	$13,785

Basic earnings per share	$0.58	$0.53	$1.01	$1.17

Diluted earnings per share	$0.58	$0.52	$1.00	$1.16

Weighted average number of shares outstanding - Basic	11,782	11,762	11,780	11,759
Weighted average number of share equivalents	79	77	79	76

Weighted average number of shares and equivalents outstanding - Diluted	11,861	11,839	11,859	11,835

Calculation of Funds From Operations (“FFO”):

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Net income	$6,892	$6,205	$11,840	$13,785
Plus: Depreciation and amortization expense:
Consolidated investments	1,349	1,405	2,692	2,750
Unconsolidated affiliates	1,066	989	2,092	1,884
Less: Gain on LLC’s sale of real property	—	18	—	(1,043)
Previously deferred gain on sale of our interest in an unconsolidated LLC	(1,860)	—	(1,860)	—
Property damage recovered from UHS - Wellington	—	(1,213)	—	(2,741)

Funds from operations (FFO)	$7,447	$7,404	$14,764	$14,635

Funds from operations (FFO) per share - Basic	$0.63	$0.63	$1.25	$1.24

Funds from operations (FFO) per share - Diluted	$0.63	$0.63	$1.24	$1.24

Dividend paid per share	$0.565	$0.555	$1.125	$1.060

Universal Health Realty Income Trust

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	June 30, 2006	December 31, 2005
Assets:
Real Estate Investments:
Buildings and improvements	$188,089	$187,451
Accumulated depreciation	(60,421)	(57,729)

	127,668	129,722
Land	23,143	23,143

Net Real Estate Investments	150,811	152,865

Investments in and advances to limited liability companies (“LLCs”)	36,460	29,572

Other Assets:
Cash and cash equivalents	1,324	1,717
Bonus rent receivable from UHS	1,104	1,088
Rent receivable - other	1,051	1,000
Note receivable from sale of property	—	3,102
Property damage receivable from UHS	6,259	6,259
Deferred charges and other assets, net	1,309	1,286

Total Assets	$198,318	$196,889

Liabilities and Shareholders’ Equity:

Liabilities:
Line of credit borrowings	$14,300	$10,000
Mortgage note payable, non-recourse to us	3,911	3,972
Mortgage notes payable of consolidated LLCs, non-recourse to us	21,316	21,576
Deferred gain on sale of our interest in an unconsolidated LLC	—	1,860
Accrued interest	323	357
Accrued expenses and other liabilities	2,895	2,575
Fair value of derivative instruments	20	100
Tenant reserves, escrows, deposits and prepaid rents	860	697

Total Liabilities	43,625	41,137

Minority interests	299	302

Shareholders’ Equity:
Preferred shares of beneficial interest, $.01 par value; 5,000,000 shares authorized; none outstanding	—	—
Common shares, $.01 par value; 95,000,000 shares authorized; issued and outstanding: 2006 - 11,785,542; 2005 -11,777,829	118	118
Capital in excess of par value	187,220	186,943
Cumulative net income	282,017	270,177
Accumulated other comprehensive loss	(20)	(100)
Cumulative dividends	(314,941)	(301,688)

Total Shareholders’ Equity	154,394	155,450

Total Liabilities and Shareholders’ Equity	$198,318	$196,889